                                                                   EXHIBIT 10.46


         WHEREAS, Cingular Wireless Corporation is the manager of Cingular Wireless LLC (the "Company"); and

         WHEREAS, BellSouth Corp. ("BellSouth" or "BLS") maintains, for the benefit of certain highly compensated and key management employees, the BellSouth Supplemental Life Insurance Plan, the BellSouth Split-Dollar Life Insurance Plan (collectively hereinafter the "Life Insurance Plans") and the BellSouth Supplemental Disability Plan (all three plans referred to hereinafter as the "BLS Plans") (copies of the BLS Plans are attached hereto as Exhibit A); and

         WHEREAS, certain former BLS employees, who have been contributed to the Company or an affiliate of the Company, were eligible to participate and receive benefits under the BLS Plans (the "Transition Executives"); and

         WHEREAS, the Transition Executives are identified by name and the BLS Plan(s) in which they participated on Exhibit B hereto; and

         WHEREAS, the Company desires to adopt the provisions and benefits of the BLS Plans into a new Company plan for the Transition Executives, so that they may continue to benefit from the provisions of the BLS Plans following their contribution to the Company; and

         WHEREAS, the new plan shall be known as the Cingular Wireless BLS Transition Executive Benefit Plan (the "Cingular Plan"); and

         WHEREAS, the terms of the Cingular Plan shall incorporate by reference the terms of the BLS Plans and shall be the same terms as in effect for the BLS Plans on December 31, 2001, including any amendments adopted through such date, unless otherwise provided in these resolutions or in Exhibit C hereto; and

         WHEREAS, the benefits provided to the Transition Executives under the Cingular Plan shall be in lieu of the benefits such employees would have been entitled to receive under the BLS Plans and shall be offset against any benefits payable under the BLS Plans for any reason; and

         WHEREAS, the Transition Executives, as identified in Exhibit B, shall be the only employees of the Company and its affiliates eligible to participate and receive benefits under the Cingular Plan and no other employees of the Company or its affiliates shall be permitted to participate in the Cingular Plan;

         NOW, THEREFORE, BE IT RESOLVED, that the Cingular Plan, as described herein, is hereby approved and adopted as presented to the Board; provided, the Senior Vice President of Human Resources of the Company is hereby authorized to approve and execute a plan document for the Cingular Plan as he deems appropriate based on the advice of counsel;

         FURTHER RESOLVED, that with regard to the Life Insurance Plans, the Company is authorized to receive an assignment of all of BellSouth's obligations, rights and interests in the Life Insurance Plans and any underlying policies of insurance, including the obligation to administer the plans and pay any required company contributions;

         FURTHER RESOLVED, that the Cingular Plan shall be administered by the Senior Vice President - Human Resources of the Company and his delegates; provided, however, that the Senior Vice President - Human Resources shall be permitted to appoint third party administrators to assist in the administration of the Cingular Plan;

         FURTHER RESOLVED, that the Company reserves the unilateral right to modify, amend or terminate the Cingular Plan at any time for any reason, including the right to merge the Cingular Plan or any benefit under it into another Company benefit plan that may provide for different benefits than the Cingular Plan;

         FURTHER RESOLVED, that the Chief Operating Officer, the Chief Financial Officer, and the Senior Vice President of Human Resources of the Company are hereby authorized to approve amendments to the Cingular Plan from time to time as they deem necessary or appropriate consistent with the Company's employee benefit policies and based on the input of the Human Resources division, Finance division and other applicable divisions within the Company; provided, no such amendment which is reasonably expected to result in an increase in annual plan expense shall be effective without the approval of the Board;

         FURTHER RESOLVED, that the appropriate officers of the Company and its affiliates are hereby authorized to execute such other documents and to take such actions as they may deem necessary or appropriate to implement the Cingular Plan and to carry out the intent and purposes of the foregoing resolutions as shall be necessary to comply with the requirements of the Internal Revenue Code, the Employee Retirement Income Security Act and all other applicable laws; and

         RESOLVED, all prior actions taken by any officer of the Corporation and any officers of the Company in connection with the foregoing resolutions are hereby ratified.

                                   EXHIBIT A


                  BellSouth Supplemental Life Insurance Plan

1.       PURPOSE

         The purpose of the BellSouth Supplemental Life Insurance Plan (the "Plan") is to provide an insurance arrangement under which BellSouth Corporation and its subsidiaries and affiliates can assist key employees in acquiring and financing life insurance coverage.

2.       DEFINITIONS

         For purposes of this Plan, the following terms have the meanings set forth below:

         2.01 "Coverage Amount" means the Policy death benefit payable under the Participant's Policy.

         2.02 "Coverage Level" means the Single Life Coverage insurance death benefit the Employee is eligible for under the Plan, determined based on the Employee's job classification, in accordance with the schedule of Coverage Levels maintained by the Plan Administrator. Provided, however, that to determine the amount of insurance death benefit for which an Employee is eligible, the applicable amount from the schedule of Coverage Levels shall be reduced by one hundred percent (100%) of the amount of any Single Life Coverage insurance death benefit and by fifty percent (50%) of the amount of any Survivorship Coverage insurance death benefit provided to the Employee under the BellSouth Split-Dollar Life Insurance Plan, the BellSouth Corporation Executive Life Insurance Plan, or the BellSouth Corporation Senior Manager Life Insurance Plan.

         2.03 "Disability" means that the Participant is receiving disability benefits under any long-term disability plan sponsored by the Employer or an affiliated entity.

         2.04 "Effective Date" means the effective date of the Plan, which is January 1, 1998.

         2.05 "Employee" means an employee or former employee of the Employer who is eligible to participate in the Plan.

         2.06 "Employer" means BellSouth Corporation and any subsidiary or affiliate of BellSouth Corporation which is authorized by the Plan Administrator to participate in this Plan.

         2.07 "Employer Premium" means, with respect to a Participant's Policy, the Total Policy Premium payable for the year, less the portion of the premium to be paid by the Participant pursuant to Section 5.01 of the Plan.

         2.08 "Enrollment Age" means the Participant's age at the time of enrollment in the Plan as to the Participant's initial Coverage Amount under the Plan, and it means the Participant's age at a subsequent enrollment for an increased Coverage Amount as to the increased Coverage Amount.

         2.09 "Insurance Cost" means, with respect to a Participant, the annual cost for the Participant's Coverage Amount determined pursuant to the Insurance Cost schedule maintained by the Plan Administrator. The Insurance Cost for a Participant shall be determined at the time of the Participant's enrollment in the Plan, based on the Participant's Coverage Amount and Enrollment Age, and shall not change thereafter. A smoker rate shall be used to determine the Insurance Cost for any Participant who is deemed a smoker by the Insurer; a nonsmoker rate shall be used for all other Participants. A change in the Insurance Cost schedule will be effective only as to Plan enrollments occurring after the effective date of the change; it shall not affect the Insurance Cost for a Participant with respect to any Coverage Amount in effect for the Participant prior to the effective date of the change.

                  If a Participant's coverage is in effect for a period of less than twelve (12) months during any Policy Year, the Participant's Insurance Cost for that year shall be determined by multiplying the annual cost as determined from the Insurance Cost schedule by a fraction, the numerator of which is the number of full months that the coverage is in effect and the denominator of which is twelve (12).

         2.10 "Insurer" means, with respect to a Participant's Policy, the insurance company issuing the insurance policy on the Participant's life (or on the joint lives of the Participant and the Participant's spouse, in the case of a Survivorship Policy) pursuant to the provisions of the Plan.

         2.11 "Participant" means an Employee who is participating in the Plan.

         2.12 "Participant Premium" means, with respect to each Policy Year (or portion thereof) for a Participant, the Participant's Insurance Cost.

         2.13 "Permanent Policy" means a Participant's Policy having cash values which are projected to be sufficient to continue to provide death benefit coverage at least equal to the Participant's Coverage Amount until the policy maturity date specified in the Participant's Policy (determined without regard to any Policy rider which extends the maturity date beyond the originally scheduled policy maturity date), and which is projected to have a cash accumulation value equal to at least ninety-five percent (95%) of the Policy Coverage Amount at the maturity date specified in such Policy, with no further premium payments. The determination of whether a Policy is at a given time a Permanent Policy shall be made by the Plan Administrator, based on Policy projections provided by the Insurer or its agent utilizing the Policy's then current mortality rates and Policy expenses, and the following Policy interest crediting rates. For the Policy Year in which the determination is made and for all prior Policy years, if any, the Policy projection shall be based on the actual interest crediting rates in effect for the Policy (or, if such rate is not known when the determination is made, the actual rate in effect for the preceding Policy Year). For each of the ten
                  (10) succeeding Policy Years, the projections shall reflect that rate decreased ratably such that the rate for the tenth Policy Year following the Policy Year in which the determination is made shall be five percent (5%). For all successive Policy Years, the projection shall reflect a five percent (5%) Policy interest crediting rate. Notwithstanding the foregoing, if the interest crediting rate in effect for the Policy Year in which the determination is made is less than five percent (5%), the projections shall reflect such lower rate for all Policy Years thereafter.

         2.14 "Plan" means the BellSouth Supplemental Life Insurance Plan, embodied herein.

         2.15 "Plan Administrator" means the Chief Executive Officer of BellSouth Corporation and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder; provided, the Board of Directors of BellSouth Corporation may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

         2.16 "Policy" means the life insurance coverage acquired on the life of the Participant (or on the joint lives of the Participant and the Participant's spouse, in the case of a Survivorship Policy) by the Participant or other Policy Owner issued pursuant to the terms of this Plan. The Plan Administrator shall determine the specific policies which may be acquired under the Plan, and shall maintain a list of approved policies.

         2.17 "Policy Owner" means the Participant or that person or entity to whom the Participant has assigned his interest in the Policy.

         2.18 "Policy Year" means the twelve month period (and each successive twelve month period) beginning on the issue date of the Policy.

         2.19 "Premium Payment Years" means, with respect to a Participant's Policy, the number of consecutive Policy Years, beginning with the first Policy Year, and continuing for the longer of: (1) all Policy Years ending at the end of the Policy Year during which the Participant attains age sixty-two (62) (or, if the Participant dies before such time, the end of the Policy Year during which the Participant would have attained such age); or (2) five (5) Policy Years. Notwithstanding the foregoing, if prior to the end of such period the Policy qualifies as a Permanent Policy, the Premium Payment Years shall end at such earlier time.

         2.20 "Retirement" means a termination of the Participant's employment with the Employer under circumstances where the Participant is immediately eligible to receive pension benefits under the Supplemental Executive Retirement Plan
                  (SERP) maintained by the Employer or one of its subsidiaries.

         2.21 "Single Life Coverage" means life insurance coverage on the life of the Participant.

         2.22 "Survivorship Coverage" means life insurance coverage on the lives of the Participant and the Participant's spouse, with the life insurance death benefit to be payable at the death of the last survivor of the Participant and the Participant's spouse.

         2.23 "Total Policy Premium" means the level annual premium amount for the Participant's Single Life Coverage Policy that is projected to result in the Policy qualifying as a Permanent Policy if the annual premium amount is paid each year for all scheduled Premium Payment Years, assuming the Participant qualifies for the Insurer's guaranteed issue nonsmoker rates, or if the Participant is deemed by the Insurer to be a smoker, the Insurer's guaranteed issue smoker rates. The determination as to the amount of the Total Policy Premium shall be based on Single Life Coverage even if the Participant elects Survivorship Coverage. If more than one type of Single Life Coverage Policy is available under the Plan, the Plan Administrator shall determine the Single Life Coverage Policy to be used to determine the Total Policy Premium. The Total Policy Premium for a Participant shall be determined when the Participant enrolls for coverage under the Plan, and shall not be changed thereafter; it shall be based on the Participant's Coverage Level, or, if less, the actual Coverage Amount elected by the Participant.

3.       ELIGIBILITY

         3.01 General. Each Employee who is designated by the Plan Administrator as a member of the Employer's "executive compensation group" or as a "senior manager" shall be eligible to participate in the Plan, provided that the Employee (and any other appropriate party, such as the Employee's spouse or a Policy Owner other than the Employee, as determined by the Plan Administrator) relinquishes any rights to or interests in any policies providing interim coverage during the rehabilitation of Confederation Life Insurance Company under the BellSouth Corporation Executive Life Insurance Plan or the BellSouth Corporation Senior Manager Life Insurance Plan and completes such other forms as the Plan Administrator may require. Each such Employee on the Effective Date shall be eligible to participate in the Plan as of the Effective Date. Each Employee subsequently satisfying such eligibility requirements shall be eligible to participate in the Plan effective as of the first day of the calendar quarter (i.e., January 11 April / I July 1, and October 1) following the date on which such standards are satisfied.

         3.02 Type of Coverage. If an Employee is married at the time the Employee enrolls in the Plan, the Employee can elect to participate in either Single Life Coverage or Survivorship Coverage. An Employee who is unmarried at the time the Employee enrolls in the Plan shall be eligible for Single Life Coverage only. The election of one type of coverage shall not preclude the Participant from electing the other type of coverage as to any increased Coverage Level the Participant becomes eligible for pursuant to Section 4.02 of the Plan.

         3.03 Conversion of Coverage. Subject to any proof of insurability required by the Insurer, a Participant (or other Policy Owner) can elect to convert Survivorship Coverage to Single Life Coverage, and with respect to a married Participant, the Participant (or other Policy Owner) can elect to convert Single Life Coverage to Survivorship Coverage. Provided, however, that the number of Premium Payment Years for a Participant shall not be redetermined in connection with a conversion from one type of coverage to another. Upon a conversion, the cash values of the replaced Policy shall be transferred to the new Policy in accordance with the Insurer's practices. Any Insurer charges or tax liability resulting from a conversion shall be borne by the Participant or other Policy Owner.

4.       AMOUNT OF COVERAGE

         4.01 General. An Employee who is eligible to participate in the Plan under Section 3.01 of the Plan shall be eligible for the full Coverage Level as specified in the Plan under Section 2.02. However, within sixty (60) days of becoming eligible to participate, a Participant can elect a Coverage Amount which is less than the applicable Coverage Level; provided, however, that the Coverage Amount elected must be an even multiple of $100,000. If a Participant elects a Coverage Amount less than the Participant's Coverage Level (or fails to elect any Coverage), the Participant cannot later increase the Coverage Amount except in connection with a promotion under Section
                  4.02 of the Plan.

         4.02 Promotions. Employees promoted to a job classification or position eligible for an increased Coverage Level shall be eligible for the increased Coverage Level effective as of the first day of the calendar quarter (i.e., January 11 April 11 July 1, and October 1) following the promotion. The additional Coverage Amount available to the Participant under this Section shall be equal to the applicable Coverage Level after the promotion reduced by any Coverage Amounts already in effect for a Participant. In order to be effective, any election for an increase in the Coverage Amount must be made within the time period prescribed by the Plan Administrator in enrollment materials provided to the Employee.

         4.03 Survivorship Coverage. If a Participant elects Survivorship Coverage, 'the amount of Survivorship Coverage will be determined by the Plan Administrator based on the Participant's age and smoker or nonsmoker status, the age and insurability of the Participant's spouse, and based on the Participant's Total Policy Premium. The Coverage Amount shall be the highest amount such that the Policy will qualify as a Permanent Policy if the Total Policy Premium is paid for each year that is a scheduled Premium Payment Year.

5.       PAYMENT OF PREMIUMS

         5.01 Participant Premium Payments. A Participant shall pay the Participant Premium for each Policy Year which is a Premium Payment Year for the Participant. The amount shall be paid by the Participant to the Employer by payroll (or retirement income) deductions of equal installments during the Policy Year, or in such other manner as may be determined by the Plan Administrator. The Employer shall pay the Participant Premium amount to the Insurer, and can do so as collected from the Participant or can advance payments to the Insurer for a Policy Year at any time during the Policy Year or up to thirty (30) days in advance of the Policy Year. If a Participant terminates employment with the Employer, and the Employer has made such an advance payment of the Participant Premium to the Insurer, the Employer may withhold any uncollected portion of the advanced Participant Premium from any amount payable to the

                  Participant by the Employer to the extent permitted by law. Notwithstanding the other provisions of this paragraph, no Participant Premium shall be required with respect to Survivorship Coverage after the death of the Participant.

         5.02 Employer Premium Payments. The Employer shall pay the Employer Premium for a Participant's Policy within thirty
                  (30) days of the beginning of each Policy Year which is a Premium Payment Year.

         5.03 Additional Employer Premium Payments. For each of the last three (3) scheduled Premium Payment Years for a Participant, the Plan Administrator shall determine whether there will be any increased Employer premium payment with respect to a Participant's Policy. The Plan Administrator shall first determine whether the Participant's Policy is then projected to qualify as a Permanent Policy if the Total Policy Premium is paid each year for the remaining scheduled Premium Payment Years. If the Policy is projected to qualify as a Permanent Policy, no increased Employer Premium payment shall be required for such Premium Payment Year .If the projections indicate that the Policy will not qualify as a Permanent Policy, then the amount payable by the Employer under Section
                  5.02 shall be increased by an amount which will result in the Policy qualifying as a Permanent Policy if such increased amount is paid for each remaining Premium Payment Year, but any such increase in Employer Premium shall be limited by the maximum premium amounts permissible for such Policy under Internal Revenue Code Sections 7702 and 7702A (or comparable successor sections) without forfeiting any of the favorable tax attributes associated with life insurance policies. The determination as to whether any increased amount is payable shall be made separately for each of the last three (3) Premium Payment Years. However, the Employer Premium payable under Section 5.02 shall not be reduced to an amount that is less than the amount which would have been payable by the Employer for a Premium Payment Year without regard to this
                  Section 5.03. Regardless of the type of coverage actually provided to a Participant, and notwithstanding any changes in the type of coverage provided to the Participant under
                  Section 3.03, the increased Employer Premium payable under this Section 5.03 shall be the amount that would be payable if the Participant had elected Single Life Coverage and maintained such coverage for all Policy Years; also, if more than one type of Single Life Coverage Policy is available under the Plan, the Single Life Coverage Policy used to determine Total Policy Premium under Section 2.23 shall be used to make the determination under this Section 5.03. In the event tax law limits preclude the Employer from qualifying a Policy as a Permanent Policy by the end of the last scheduled

                  Premium Payment Year, then the Employer's obligation to pay premiums under Section 5.02 and 5.03 (and make additional Employer payments under Section 5.04) shall be extended until projections indicate that the Policy qualifies as a Permanent Policy.

5.04     Additional Employer Payments.

         a. If the payment of an Employer Premium under Section 5.02 (or any increased amount under Section 5.03) results in the recognition of income for tax purposes by the Participant in any year, the Employer shall pay to the Participant an amount determined by the Plan Administrator which is designed to approximate (1) the sum of the total federal and state income taxes and applicable payroll taxes which would be payable by the Participant at the highest marginal rate provided for under applicable federal income tax laws, and at the highest marginal rate provided for under applicable state income tax laws for the state of the Participant's" tax domicile, on the income so recognized, plus (2) the total federal and state income taxes and applicable payroll taxes which would be payable by the Participant on the payment described in clause
                  (1).

         b. If the payment of any Employer Premium under Section 5.02 (or any increased amount under Section 5.03) on Survivorship Coverage after the death of the Employee results in the recognition of income for tax purposes by the Participant's spouse or other Policy Owner, the Employer shall pay to the Participant's spouse or other Policy Owner an amount determined by the Plan Administrator which is designed to approximate the total federal and state income taxes which would be payable by the Participant's spouse or other Policy Owner at the highest marginal rate provided for under applicable federal income tax laws, and at the highest marginal rate provided for under applicable state income tax laws for the state of the tax domicile of the Participant's spouse or other Policy Owner, attributable to such premium payment.

         c. For purposes of this Section 5.04, a tax shall be deemed payable or income shall be deemed recognized if either (i) it is finally determined by the Internal Revenue Service, or
                  (ii) an opinion is given by the Employer's counsel, that the tax is payable.

         d. Any payment made to a Participant or a Participant's spouse under this Section shall be made no later than April 1 of the year following the year to which the payment relates.

         e. Any amount to be paid to a Participant, a Participant's spouse, or other Policy Owner under this Section, and the amounts payable, shall be conclusively determined by the Plan Administrator based on generally applicable tax rates and not based upon the unique tax situation of each Participant, Participant's spouse, or other Policy Owner.

5.05 Termination of Obligation to Pay Premiums. Notwithstanding anything herein to the contrary, the Employer's obligation to pay premiums (including any increased amounts under Section 5.03) with respect to the Participant's Policy, shall terminate upon the first to occur of any of the following events:

         a. Termination of employment of the Participant with the Employer prior to the Participant's death for reasons other than Retirement or Disability.

         b. The written notice by the Employer to the Participant following a resolution by the Board of Directors of BellSouth Corporation to terminate this Plan.

         c. As to Single Life Coverage only, the death of the Participant.

         d. As to Survivorship Coverage only, the death of the last survivor of the Participant and the Participant's spouse.

         e. The surrender or cancellation of the Participant's Policy, except that a Policy will not be considered surrendered or canceled if the surrender or cancellation is in connection with the replacement of the Policy with another Policy pursuant to the provisions of the Plan.

         f. The withdrawa1 of any Policy cash values, or borrowing against Policy cash values, by the Participant or other Policy Owner.

         g. The reduction of the Participant's Policy death benefit to a level that is less than the initial Policy Coverage Amount, except that a conversion from Survivorship Coverage to Single Life Coverage shall not be considered a reduction in Policy death benefit for the purpose of this Section.

         h. The determination by the Plan Administrator that the Policy will qualify as a Permanent Policy with no further Employer Premium payments.

6.       POLICY OWNERSHIP

         6.01 Ownership. The Policy Owner shall be the sole and exclusive owner of a Participant's Policy and shall be entitled to exercise all of the rights of ownership.

         6.02 Possession of Policy. The Policy Owner shall keep possession of the Policy.

7.       GOVERNING LAWS & NOTICES

         7.01 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

         7.02 Notices. All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to the Employer shall be addressed to BellSouth Corporation at its office at 1155 Peachtree Street, N.E., Atlanta, GA 30367 -6000, ATTENTION: Human Resources -Director Executive Benefits. Any notice to the Employee shall be addressed to the Employee at the address for the Employee maintained in the Employer's records. Any party may change the address for such party herein set forth by giving notice of such change to the other parties pursuant to this Section.

8.       NOT A CONTRACT OF EMPLOYMENT

         This Plan shall not be deemed to constitute a contract of employment between an Employee and the Employer or a Participant and the Employer, nor shall any provision restrict the right of the Employer to discharge an Employee or Participant, or restrict the right of an Employee or Participant to terminate employment.

9.       AMENDMENT, TERMINATION, ADMINISTRATION, AND SUCCESSORS CONSTRUCTION

         9.01 Amendment. The Board of Directors of BellSouth Corporation, or its delegate, shall have the right in its sole discretion, to amend the Plan in whole or in part at any time and from time to time. In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature. Notwithstanding the foregoing, no modification or amendment shall be effective so as to decrease any benefits of a Participant unless the Participant consents in writing to such modification or amendment. Written notice of any material modification or amendment shall be given promptly to each Participant.

         9.02 Termination. The Board of Directors of BellSouth Corporation may terminate the Plan without the consent of the Participants or Employees.

         9.03 Successors. The terms and conditions of this Plan shall enure to the benefit of and bind the Employer, the Participant, their successors, assignees, and representatives. If, subsequent to the Effective Date of the Plan, substantially all of the stock or assets of the Employer are acquired by another corporation or entity or if the Employer is merged into, or consolidated with, another corporation or entity , then the obligations created hereunder shall be obligations of the acquirer or successor corporation or entity.

10.      PLAN ADMINISTRATION

         10.01 Individual Administrator. If the Plan Administrator is an individual he shall act and record his actions in writing. Any matter concerning specifically such individual's own benefit or rights hereunder shall be determined by the Board of Directors of BellSouth Corporation or its delegate.

         10.02 Administrative Committee. If the Plan Administrator is a committee, or if any of the duties or responsibilities of the Plan Administrator are vested in a committee, action of the Plan Administrator may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant, he or she shall not participate in any decision which solely affects his or her own benefit under the Plan. For purposes of administering the Plan, the Plan Administrator shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or other written direction on behalf of the Plan Administrator.

         10.03 Rights and Duties of the Plan Administrator. The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                  a.       to construe, interpret and administer the Plan;

                  b. to make determinations required by the Plan, and to maintain records regarding Participants. benefits hereunder;

                  c. to compute and certify the amount and kinds of benefits payable to Participants, and to determine the time and manner in which such benefits are to be paid;

                  d.       to authorize all disbursements pursuant to the Plan;

                  e. to maintain all the necessary records of the administration of the Plan;

                  f. to make and publish such rules and procedures for the regulation of the Plan as are not inconsistent with the terms hereof;

                  g. to designate to other individuals or entities from time to time the to designate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder: and

                  h. to hire agents. accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

                  The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of benefits, and its decisions on such matters shall be final and conclusive on all parties.

         10.04 Bond; Compensation. The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder.

11.      CLAIMS PROCEDURE

         11.01 Named Fiduciary. The Plan Administrator is hereby designated as the named fiduciary under this Plan.

         11.02 Claims Procedures. Any controversy or claim arising out of or relating to this Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan

                  Administrator denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 7.02 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Employee can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Plan Administrator's receipt of the Employee's claim for benefits. If the Plan Administrator fails to notify the Employee of its decision regarding the claim, the claim shall be considered denied, and the Employee shall then be permitted to proceed with the appeal as provided in this Section.

                  An Employee who has been completely or partially denied a benefit shall be entitled to appeal this denial of his/her claim by filing a written statement of his/her position with the Plan Administrator no later than sixty (60) days after receipt of the written notification of such claim denial. The Plan Administrator shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and sha11 cite specific references to the pertinent Plan provisions on which the decision is based.

                  Following the review of any additional information submitted by the Employee, either through the hearing process or otherwise, the Plan Administrator shall render a decision on the review of the denied claim in the following manner:

                  a. The Plan Administrator shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Plan Administrator shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Employee prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

                  b. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

                    General Information About The BellSouth
                       Supplemental Life Insurance Plan

NAME OF PLAN

         BellSouth Supplemental Life Insurance Plan

NAME AND ADDRESS OF EMPLOYER

         Various BellSouth companies participate in this Plan. BellSouth Corporation's address is: 1155 Peachtree Street, N.E. Atlanta, Georgia 30309

EMPLOYER IDENTIFICATION NUMBER

         58-1533433

PLAN NUMBER

         589

TYPE OF PLAN

         This Plan is a welfare benefit plan in which participants are given the opportunity to receive life insurance coverage purchased with a combination of employer and employee contributions.

TYPE OF ADMINISTRATION

         Benefits are provided through insurance contracts purchased under the terms of the Plan. The Plan is administered by BellSouth Corporation.

CLAIMS PROCEDURE

         Claims for insurance benefits under the Plan are handled by and should be directed to the Plan Administrator.

PLAN YEAR

         The Plan Year is the period beginning each January 1 and ending each December 31 during which the Plan is in effect.

END OF YEAR FOR FISCAL YEAR PURPOSES

         December 31

NAME, BUSINESS ADDRESS AND TELEPHONE NUMBER OF PLAN ADMINISTRATOR

         BellSouth Corporation
         1155 Peachtree Street, N.E. Atlanta,
         Georgia 30309-3610 Attn.: Director
         Executive Benefits (404) 249-2228

SERVICE OF LEGAL PROCESS

         Service of legal process may be made upon the Plan Administrator.

EFFECTIVE DATE

         The Effective Date of the Plan is January 11 1998.

PARTICIPANT'S RIGHTS UNDER ERISA

         Participants in the Plan are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that each Plan participant may:

         (1) Examine, without charge, all Plan documents, and copies of all documents files by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions, if applicable.

         (2) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for copies;

         (3) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report;

         You should also be aware of the following protections afforded by
         ERISA:

         (1) The people who operate the Plan, called "fiduciaries," must act prudently and in the interest of you and other Plan participants and beneficiaries.

         (2) No one may interfere with the exercise of any rights which you have under the Plan or ERISA.

         (3) If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for denial.

         (4) You have the right to have the Plan Administrator review and reconsider your claim.

         Under ERISA, there are steps you can take to enforce the above rights. If you request materials from the Plan and do not receive them within 30 days, you may choose to file suit in a federal court. If the court finds that you are entitled to receive those materials, it may require the Plan Administrator to provide the materials and pay you a daily penalty until you receive them. However, if the documents were not sent because of reasons beyond the control of the Plan Administrator, he will not be penalized. If you have a claim for benefits which is denied or ignored, in whole or in part, you may choose to file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U. S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you lose, the court may order you to pay these costs and fees, if, for example, it finds your claim frivolous.

         If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor Management Services Administration Department of Labor.

                   BELLSOUTH SPLIT-DOLLAR LIFE INSURANCE PLAN


1.       PURPOSE

         The purpose of the BellSouth Split-Dollar Life Insurance Plan (the Plan.) is to provide a split-dollar insurance arrangement under which BellSouth Corporation and its subsidiaries and affiliates can assist key employees in acquiring and financing life insurance coverage. This Plan incorporates the provisions of the BellSouth Corporation Executive Life Insurance Plan and the BellSouth Corporation Senior Manager Life Insurance Plan, as amended as of the effective date of this Plan (the "Prior Plans.), and, as of such effective date, shall be deemed to constitute a complete restatement of both Prior Plans, as amended (except to the extent otherwise specifically provided in Section 3.01 of this Plan).

2.       DEFINITIONS

         For purposes of this Plan, the following terms have the meanings set forth below:

         2.01 "Agreement" means the agreement executed between the Employer and a Participant implementing the terms of this Plan, substantially in the form attached hereto as Exhibit .A-.

         2.02 "Assignment" means the collateral assignment executed by the Policy Owner, substantially in the form attached hereto as Exhibit .8-.

         2.03 "Coverage Amount" means the face amount of the insurance death benefit provided to a Participant under the Plan, as specified in the Participant's Agreement.

         2.04 "Disability" means that the Participant is receiving disability benefits under any long-term disability plan sponsored by the Employer or an affiliated entity.

         2.05 "Effective Date" means the effective date of the Plan, which is January 1, 1998.

         2.06 "Employee" means an employee or former employee of the Employer who is eligible to participate in the Plan.

         2.07 "Employer" means BellSouth Corporation and any subsidiary or affiliate of BellSouth Corporation which is authorized by the Plan Administrator to participate in this Plan.


January 1, 1998                        -1-

         2.08 "Employer Account" means. with respect to a Participant's Policy. a bookkeeping entry maintained by the Employer pursuant to Section 6 of the Plan, equal to the lesser of (1) the cash value of the Policy. or (2) the amount of Policy premiums paid by the Employer (and not collected from the Participant). With respect to a Replacement Policy. the amount of Policy premiums paid by the Employer shall be deemed to include the total of all such premiums paid on the Replacement Policy and the Replaced Policy. reduced by an amount equal to that portion of the Replaced Policy Cash Value. if any. paid to the Employer at the time the Replacement Policy is issued.

         2.09 "Employer Premium" means. with respect to a Participant's Policy. the total Policy premium payable for the Policy Year by the Company as specified in the Participant's Agreement. less the portion of the premium to be paid by the Participant pursuant to Section 5.01 of the Plan.

         2.10 "Enrollment Age" means the Participant's age at the time of enrollment in the Prior Plans as to the Participant's initial Coverage Amount. and it means the Participant's age at a subsequent enrollment for an increased Coverage Amount as to the increased Coverage Amount; provided. however. that with respect to a Replacement Policy. the age at enrollment shall mean the age at the time of enrollment for the Replaced Policy.

         2.11 "Insurance Cost" means. with respect to a Participant. the annual cost for the Participant's Coverage Amount determined pursuant to the Insurance Cost schedule maintained by the Plan Administrator. The Insurance Cost for a Participant shall be determined as of the time of the Participant's enrollment in the Prior Plan(s), based on the Participant's Coverage Amount and Enrollment Age. and shall not change thereafter. A smoker rate shall be used to determine the Insurance Cost for any. Participant who smoked cigarettes at any time during the twelve month period immediately preceding the Participant's enrollment; a nonsmoker rate shall be used for all other Participants. However. notwithstanding the previous sentence. if a Replacement Policy is issued for a Participant and the Participant qualifies as a nonsmoker for the Replacement Policy .the nonsmoker rate shall thereafter be used to determine the Insurance Cost for the Participant.

                  If a Participant's coverage is in effect for a period of less than twelve (12) months during any Policy Year. the Participant's Insurance Cost for that year shall be determined by multiplying the annual cost as determined from the insurance cost schedule by a fraction. the numerator of which is the number of full months that the coverage is in effect and the denominator of which is twelve (12).


January 1, 1998                        -2-

         2.12 "insurer" means, with respect to a Participant's Policy, the insurance company issuing the insurance policy or group policy certificate on the Participant's life (or on the joint lives of the Participant and the Participant's spouse) pursuant to the provisions of the Plan.

         2.13 "Participant" means an Employee who is participating in the Plan.

         2.14 "Participant Account" means, with respect to a Participant's Policy , a bookkeeping entry maintained by the Employer pursuant to Section 6 of the Plan, equal to the excess, if any, of the cash value of the Policy over the Employer Account.

         2.15 "Participant Premium" means, with respect to each Policy Year (or portion thereof) for a Participant, the greater of (1) the Participant's Insurance Cost; or (2) the one year term cost for the Policy Year {or portion thereof) determined based on the Participant's age at the beginning of the Policy Year, the Insurer's published one year term rates in effect at the beginning of the Policy Year, and the Participant's Coverage Amount under the Plan. The one year term cost amount shall be determined pursuant to the guidelines set forth in Revenue Ruling 66-110, 1966-1 C.B. 12, and Revenue Ruling 67-154, 1967-1 C.B. 11, and shall be conclusively determined by the Plan Administrator.

         2.16 "Permanent Policy" means a Participant's Policy having cash values which are projected to be sufficient to continue to provide death benefit coverage at least equal to the Participant's Coverage Amount until the policy maturity date specified in the Participant's Policy (determined without regard to any Policy rider which extends the maturity date beyond the originally scheduled policy maturity date ), and which is projected to have a cash accumulation value equal to at least ninety-five percent (95% ) of the Policy Coverage Amount at the maturity date specified in such Policy, with no further premium payments, following a withdrawal by the Employer of all amounts to which it is entitled pursuant to
                  Section 8.02e or Section 8.03. A determination as to whether a Policy is at a given. time a Permanent Policy shall be made by the Plan Administrator, and shall be based on Policy projections provided by the Insurer or its agent utilizing the Policy's then current mortality rates and Policy expenses, and the following Policy interest crediting rates. For the Policy Year of the Employer withdrawal made pursuant to Section 8.02e or Section 8.03, the projections shall reflect the actual Policy interest crediting rate in effect for such year ( or, if such rate is not known when the determination is made, the actual rate in effect for the preceding Policy Year). For each of the ten (10) succeeding Policy Years, the projections


January 1, 1998                        -3-
                  shall reflect that rate decreased ratably such that the rate in the tenth Policy Year following the Policy Year in which the Employer withdrawal occurs will be five percent (5%). For all successive Policy Years, the projections shall reflect a five percent (5%) Policy interest crediting rate. Notwithstanding the foregoing, if the actual Policy interest crediting rate in effect when the determination is made is less than five percent (5%), the projections shall reflect such lower rate for the Policy Year of the Employer withdrawal and all subsequent Policy Years.

         2.17 "Plan" means the BellSouth Split-Dollar Life Insurance Plan. Except as otherwise provided in Section 3.01, with respect to each Participant who participated in the BellSouth Corporation Executive Life Insurance Plan, the Plan shall be construed and interpreted as a restatement of the provisions of such plan, as amended; and, with respect to each Participant who participated in the BellSouth Corporation Senior Manager Life Insurance Plan, the Plan shall be construed and interpreted as a restatement of such plan, as amended.

         2.18 "Plan Administrator" means the Chief Executive Officer of BellSouth Corporation and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder; provided, the Board of Directors of BellSouth Corporation may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

         2.19 "Policy" means the life insurance coverage acquired on the life of the Participant (or on the joint lives of the Participant and the Participant's spouse) by the Participant or other Policy Owner, which may be issued as a separate insurance policy or a certificate under a group policy.

         2.20 "Policy Owner" means the Participant or that person or entity to whom the Participant has assigned his interest in the Policy. In the case of a Replacement Policy issued to replace a Policy for which the Policy Owner is oth.er than the Participant, the Policy Owner of the Replacement Policy shall be the same as the Policy Owner of the Policy being replaced, unless elected otherwise by such Policy Owner.

         2.21 "Policy Year" means the twelve month period (and each successive twelve month period) beginning on the effective date of the Agreement.

         2.22 "Premium Payment Years" means, with respect to a Participant's Policy, the number of consecutive Policy Years (including, for a Replacement Policy, the number of Policy Years during which the Replaced Policy was


January 1, 1998                        -4-
                  in force), beginning with the first Policy Year, during which the Employer is required to pay a Policy premium, as specified in the Participant's Agreement.

         2.23 "Replaced Policy" means a Policy which has been replaced by a Replacement Policy. If a Participant's Policy has been replaced more than one time, then the term Replaced Policy shall include all prior Policies.

         2.24 "Replaced Policy Cash Value" means the cash value of the Replaced Policy on the Effective Date.

         2.25 "Replacement Policy" means a Policy issued to replace a Policy previously issued under the Plan.

         2.26 "Retirement" means a termination of the Participant's employment with the Employer under circumstances where the Participant is immediately eligible to receive pension benefits under the Supplemental Executive Retirement Plan
                  (SERP) maintained by the Employer or one of its subsidiaries.

         2.27 "Single Life Coverage" means life insurance coverage on the life of the Participant.

         2.28 "Survivorship Coverage" means life insurance coverage on the lives of the Participant and the Participant's spouse, with the life insurance death benefit to be payable at the death of the last survivor of the Participant and the Participant's spouse.

         2.29 "Terminated for Cause" means, with respect to a Participant, the termination of the Participant's employment with the Employer due to: (i) fraud, misappropriation, embezzlement, or intentional material damage to the property or business of the Employer; (ii) commission of a felony involving moral turpitude of which the Participant is finally adjudicated guilty; or (iii) continuance of either willful and repeated failure or grossly negligent and repeated failure by the Participant to materially perform his duties.

3.       ELIGIBILITY

         3.01 General. Each Employee with a Prior Plan Agreement in effect on the day preceding the Effective Date shall be eligible to participate in the Plan, provided that the Employee (and any other appropriate party. such as the Employee's spouse or a Policy Owner other than the Employee, as


January 1, 1998                        -5-
                  determined by the Plan Administrator) executes an Agreement consenting to the terms of this Plan, as amended, and completes such other forms as the Plan Administrator shall require. Any Employee eligible to participate who fails to execute (or secure execution of) an Agreement consenting to the terms of this Plan, as amended, by August 31, 1998, shall not be eligible for coverage under the Plan, but shall remain subject to the terms and conditions of the Prior Plan(s) in which such Employee participates as in effect on the day preceding the Effective Date, as amended thereafter from time to time.

         3.02 TYPE OF COVERAGE. The type(s) of coverage for a Participant on the Effective Date shall be the type(s) of coverage in place on the day preceding the Effective Date pursuant to the Participant's Agreement(s) under the Prior Plan(s). Provided, however, that the Policy Owner may make a one-time election to exchange Survivorship Coverage for Single Life Coverage (equal to fifty percent (50%) of the Participant's Survivorship Coverage Amount), or to exchange Single Life Coverage for Survivorship Coverage (equal to two hundred percent (200%) of the Participant's Single Life Coverage Amount), subject to any proof of insurability required by the Insurer. Such an election must be made by August 31, 1998. If an unmarried Participant enrolls for Single Life Coverage and subsequently marries, then, subject to the approval of the Plan Administrator, the Participant (or other Policy Owner) shall have the right to make an election, exercisable no later than one hundred eighty (180) days following the marriage, to convert (subject to any proof of insurability required by the Insurer) the Single Life Coverage to Survivorship Coverage (with the Coverage Amount equal to two hundred percent (200%) of the Single Life Coverage Amount). If a married Participant enrolls for Survivorship Coverage and subsequently divorces, then, subject to the approval of the Plan Administrator, the Participant (or other Policy Owner) shall have the right to make an election, exercisable no later than one hundred eighty (180) days following the finalization of the divorce, to convert (subject to any proof of insurability required by the Insurer) the Survivorship Coverage to Single Life Coverage (with the Coverage Amount equal to fifty percent (50%) of the Survivorship Coverage Amount). Under no other circumstances shall a Participant (or other Policy Owner) have any right to change an election as to type of coverage after the coverage becomes effective. Any Insurer charges or tax liability resulting from a conversion shall be borne by the Participant or other Policy Owner.


January 1, 1998                        -6-

4.       AMOUNT OF COVERAGE

The Coverage Amount for a Participant shall be the amount specified in the Participant's Agreement.

5.       PAYMENT OF PREMIUMS; PAYMENT OF CERTAIN TAXES

         5.01 Participant Premium Payments. A Participant shall pay the Participant Premium for each Policy Year which is a Premium Payment Year for the Participant. The amount shall be paid by the Participant to the Employer by payroll (or retirement income) deductions of equal installments during the Policy Year, or in such other manner as may be agreed to between the Plan Administrator and the Participant. The Employer shall pay the Participant Premium amount to the Insurer, and can do so as collected from the Participant or can advance payments to the Insurer for a Policy Year at any time during the Policy Year or up to thirty (30) days in advance of the Policy Year. If a Participant terminates employment with the Employer, and the Employer has made such an advance payment of the Participant Premium to the Insurer, the Employer may withhold any uncollected portion of the advanced Participant Premium from any amount payable to the Participant by the Employer to the extent permitted by law. Notwithstanding the other provisions of this paragraph, no Participant Premium shall be required with respect to Survivorship Coverage after the death of the Participant, and no Participant Premium shall be required after termination of the Participant's Agreement pursuant to Section 8.01.

         5.02 EMPLOYER PREMIUM PAYMENTS. The Employer shall pay the Employer Premium for a Participant's Policy within thirty
                  (30) days of the beginning of each Policy Year which is a Premium Payment Year. However, no Employer Premium shall be required: (1) after the Participant's Agreement terminates pursuant to Section 8.01; or, (2) for a Policy Year if the Employer withdrawal and release of Assignment under Section
                  8.03 would have occurred at the end of the prior Policy year but for the requirement in Section 8.03 that the Policy not constitute a Modified Endowment Contract following such withdrawal. Also, if the payment of the Employer Premium for a Policy year would cause the Participant's Policy to constitute a Modified Endowment Contract (as such term is defined in Section 7702A of the Internal Revenue Code), then the Employer Premium amount for such Policy year shall be reduced to the largest such amount that can be paid without causing the Policy to constitute a Modified Endowment Contract. The Employer may, but shall not be required to, make additional premium payments with respect to a Participant's Policy after the last Premium Payment Year.


January 1, 1998                        -7-

         5.03     ADDITIONAL EMPLOYER PAYMENTS.

                  a. If, during any year which is not a Premium Payment Year, participation in the Plan results in the recognition of income for tax purposes by the Participant for the economic benefit to the Participant as described in, e.g., Revenue Ruling 64-328, 1964-2 C.8.11, the Employer shall pay to the Participant an amount determined by the Plan Administrator which is designed to approximate the
                           (1) sum of the total federal and state income taxes and applicable payroll taxes which would be payable by the Participant at the highest marginal rate provided for under applicable federal income tax laws. and at the highest marginal rate provided for under applicable state income tax laws for the state of the Participant's tax domicile, on the income so recognized, plus (2) the total federal and state income taxes and applicable payroll taxes which would be payable by the Participant on the payment described in clause (1). Any payment to be made under this subsection a. shall be made no later than April 1 of the year following the year to which the payment relates.

                  b. If, with respect to Survivorship Coverage after the death of the Participant, participation in the Plan results in the recognition of income for tax purposes by the Participant's spouse or other Policy Owner for the economic benefit to the Participant's spouse or other Policy Owner as described in, e.g., Revenue Ruling 64-328, 1964-2 C.8.11, the Employer shall pay to the Participant's spouse or other Policy Owner an amount determined by the Plan Administrator which is designed to approximate the total federal and state income taxes which would be payable by the , Participant's spouse or other Policy Owner at the highest marginal rate provided for under applicable federal income tax laws, and the highest marginal rate provided for under applicable state income tax laws for the state of the tax domicile of the Participant's spouse or other Policy Owner, on the income so recognized. Any payment , to be made under this subsection b. shall be made no later than April 1 of the year following the year to which the payment relates.

                  C If the termination of the Employer's interest in a Participant's Policy pursuant to Section 8.03 of the Plan results in the recognition of income for tax purposes by the Participant, the Employer shall pay to the Participant an amount determined by the Plan Administrator which is designed to approximate the total federal and state income taxes which would be payable by the Participant at the


January 1, 1998                        -8-
                           highest marginal rate provided for under applicable federal income tax laws, and at the highest marginal rate provided for under applicable state income tax laws for the state of the Participant's tax domicile, attributable to such termination. Such payment shall be made immediately following the termination of the Employer's interest in the Policy or, if later, at such time as a determination is made that such a tax is payable.

                  d. For purposes of this Section 5.03, a tax shall be deemed payable or income shall be deemed recognized, if either (i) it is finally determined by the Internal Revenue Service, or (ii) an opinion is given by the Employer's counsel, that the tax is payable.

                  e. Any amount to be paid to a Participant, a Participant's spouse, or other Policy Owner under this Section, and the amounts payable, shall be conclusively determined by the Plan Administrator, based on generally applicable tax rates and not based upon the unique tax situation of each Participant, Participant's spouse, or other Policy Owner.

6.       ACCOUNTS

         With respect to each Policy covered by an Agreement made under this Plan, the Employer shall maintain bookkeeping entries reflecting the Employer Account and Participant Account values.

7.       POLICY OWNERSHIP

         7.01 Ownership. Except as otherwise provided in this Plan, the Policy Owner shall be the sole and exclusive owner of a Participant's Policy and shall be entitled to exercise all of the rights of ownership including, but not limited to, the right to designate the beneficiary or beneficiaries to receive payment of the portion of the death benefit under the Policy equal to the Coverage Amount, and the right to assign any part or all of the Policy Owner's interest in the Policy (subject to the Employer's rights, the terms and conditions of the Assignment specified in Section 7.02 of the Plan, and the terms and conditions of this Plan) to any person, entity or trust by the execution of a written instrument delivered to the Employer.

         7.02 Employer's Rights. In exchange for the Employer's agreement to pay the amounts described in Sections 5.02 and 5.03 of this Plan, the Policy Owner shall execute an Assignment to the Employer of the rights provided to the Employer under this Plan. The Employer shall have the right to direct the Policy Owner in writing to take any action required


January 1, 1998                        -9-
                  consistent with these rights. and upon the receipt of such written direction from the Employer. the Policy Owner shall promptly take such action as is necessary to comply therewith. The Employer agrees that it shall not exercise any rights assigned to it in the Assignment in any way that might impair or defeat the rights and interest of the Policy Owner under this Plan. The Employer shall have the right to assign any part or all of its interest in the Policy (subject to the Policy Owner's rights and the terms and conditions of this
                  Plan) to any person. entity or trust by the execution of a written instrument delivered to the Policy Owner.

         7.03 Possession of Policy. The Employer shall keep possession of the Policy. The Employer agrees to make the Policy available to the Policy Owner or to the Insurer from time to time for the purposes of endorsing or filing any change of beneficiary on the Policy or exercising any other rights as the owner of the Policy. but the Policy shall promptly be returned to the Employer.

         7.04 Policy Loans. Except as otherwise specifically provided for in Section 8 of this Plan, neither the Employer nor the Policy Owner may borrow against the Policy cash values.

         7.05 Withdrawals and Surrender. Except as otherwise specifically provided for in Section 8 of this Plan. neither the Employer nor the Policy Owner may withdraw Policy cash values or surrender all or a portion of the Policy. Provided. however. that a cancellation or exchange of a Replaced Policy in connection with the acquisition of a Replacement Policy shall not be deemed a withdrawal from or surrender of the Replaced Policy.

8.       TERMINATION OF AGREEMENT

         8.01 Termination Events. Notwithstanding anything herein to the contrary. the Participant's Agreement. the Employer's obligation to pay premiums with respect to the Participant's Policy acquired pursuant to the Agreement. shall terminate upon the first to occur of any of the following events:

                  a. Termination of employment of the Participant with the Employer prior to the Participant's death for reasons other than Retirement or Disability.

                  b. Termination of the Participant's Agreement by mutual agreement of the Participant and the Employer.


January 1, 1998                       -10-

                  C. A unilateral election by the Participant to terminate the Participant's Agreement; provided, however, that such an election may be made by a Participant only within sixty (60) days following the end of the last Premium Payment Year for the Participant's Policy.

                  d. The written notice by the Employer to the Participant following a resolution by the Board of Directors of BellSouth Corporation to terminate this Plan and all Agreements made under the Plan.

                  e. As to Single Life Coverage only, the death of the Participant.

                  f. As to Survivorship Coverage only, the death of the last survivor of the Participant and the Participant's spouse.

                  g.       After the release of Assignment pursuant to Section
                           8.03.

         8.02     DISPOSITION OF POLICY

                  a. In the event of a termination of a Participant's Agreement under Section 8.01 a or b of the Plan, the Policy owner shall be entitled to acquire the Employer's rights under the Participant's Policy by paying to the Employer an amount equal to the Employer Account; alternatively, the Policy Owner can require the Employer to withdraw a portion of the cash values from the Participant's Policy, partially surrender the Policy, or borrow a portion of the cash values from the Participant's Policy, with the amount to be specified by the Policy Owner, and the Policy Owner's required payment to the Employer under this Section shall thereby be reduced to an amount equal to the excess of the Employer Account over the amount withdrawn, received upon partial surrender, or borrowed by the Employer (for these purposes, the amount withdrawn, received upon partial surrender, or borrowed shall refer to the amount actually received by the Employer after the application of any charges, such as surrender charges, applicable to the withdrawal, partial surrender, or borrowing). The Policy .Owner may exercise this right to acquire the Employer's interest in the Policy by so notifying the Employer within ninety (90) days after an event of termination under Section 8.01a or b of this Plan has occurred. Within thirty (30) days after receipt of such notice, the Employer shall make any required withdrawal, partial surrender, or policy loan and the Policy Owner shall pay the Employer the applicable payment, if any. Upon receipt of payment from the Policy Owner, or immediately following the withdrawal, partial surrender, or policy loan if no payment is required, the Employer


January 1, 1998                       -11-
                           shall release the Assignment and the Policy Owner shall have all rights, title, and interest in the Policy free of all provisions and restrictions of the Assignment, the Agreement and this Plan.

                  b. Notwithstanding the provisions of Section 8.02a, if the Participant is Terminated for Cause by the Employer, then the Policy Owner shall have no right to acquire the Employer's interest in the Policy.

                  c. If the Policy Owner fails to exercise his right to acquire the Employer's interest in the Policy pursuant to Section 8.02a or is precluded from exercising such right pursuant to Section 8.02b, the Policy Owner shall transfer title to the Policy to the Employer, free of all provisions and restrictions of the Assignment, the Participant's Agreement and this Plan.

                  d. In the event of a termination of a Participant's Agreement pursuant to the Participant's election under Section 8.01 c, the Employer shall receive from the Participant's Policy an amount equal to the Employer Account, with such amount to be received through a withdrawal, partial surrender, policy loan, or some combination thereof, as determined by the Employer. Immediately thereafter, the Employer shall release the Assignment and the Policy Owner shall have all rights, title and interest in the Policy free of all provisions and restrictions of the Assignment, the Participant's Agreement, and this Plan.

                  e. Notwithstanding the provisions of Section 2.08 to the contrary, in the event of a termination of a Participant's Agreement under Section 8.01d, prior to the application of Section 8.02, the Employer Account shall be reduced to an amount equal to the excess, if any I of the cash values of the Policy over the amount of cash value necessary in order for such Policy to immediately qualify as a Permanent Policy after withdrawal of such excess amount. The Employer shall receive from the Policy the reduced Employer Account value and, with such amount to be received through a withdrawal, partial surrender, policy loan, or some combination thereof, as determined by the Employer, and shall, within thirty
                           (30) days of the Plan termination, release the Assignment and the Policy Owner shall have all rights, title, and interest in the Policy free of all provisions and restrictions of the Assignment, the Agreement and this Plan.


January 1, 1998                       -12-

         8.03 RELEASE OF ASSIGNMENT. At the end of each Policy Year for a Participant's Policy, the Plan Administrator shall determine whether a withdrawal from the Policy by the Employer of an amount equal to the Employer Account, and a release of the Assignment, shall occur with respect to the Participant's Policy. Such withdrawal and release shall be made within ninety (90) days after the end of the first Policy Year as of the end of which: (1) the Participant's Policy would qualify as a Permanent Policy following such withdrawal by the Employer; and, (2) the Participant's Policy would not constitute a Modified Endowment Contract (as such term is defined in Section 7702A of the Internal Revenue Code) following such withdrawal. The Employer withdrawal shall be made though a withdrawal, partial surrender, or policy loan, or some combination thereof, as determined by the Employer. Immediately after receiving the proceeds of the withdrawal, partial surrender, or policy loan, the Employer shall release the Assignment and the Policy Owner shall have all rights, title and interest in the Policy free of all provisions and restrictions of the Assignment, the Participant's Agreement and this Plan.

         8.04 ALLOCATION OF DEATH BENEFIT. In the event of a termination under Section 8.01e or 8.01f of the Plan, the death benefit under the Participant's Policy shall be divided as follows:

                  a. The beneficiary or beneficiaries of the Policy Owner shall be entitled to receive an amount equal to the Coverage Amount.

                  b. The Employer shall be entitled to receive the balance of the death benefit.

         8.05 EMPLOYER UNDERTAKINGS. Upon the death of the Participant (or, in the case of Survivorship Coverage, the death of the last survivor of the Participant and the Participant's spouse) while the Participant's Agreement is in force, the Employer agrees to take such action as may be necessary to obtain payment from the Insurer of the death benefit to the beneficiaries, including, but not limited to, providing the Insurer with an affidavit as to the amount to which the Employer is entitled under the Agreement and this Plan.

9.       GOVERNING LAWS AND NOTICES

         9.01 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

         9.02 Notices All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to the Employer shall be


January 1, 1998                       -13-
                  addressed to BellSouth Corporation at its office at 1155 Peachtree Street, N.E., Atlanta, GA 30367-6000, ATTENTION:
                  Human Resources-Director Executive Benefits. Any notice to the Employee shall be addressed to the Employee at the address following such party's signature on his Agreement. Any party may change the address for such party herein set forth by giving notice of such change to the other parties pursuant to this Section.

10.      NOT A CONTRACT OF EMPLOYMENT

         This Plan and any Agreement executed hereunder shall not be deemed to constitute a contract of employment between an Employee and the Employer or a Participant and the Employer, nor shall any provision restrict the right of the Employer to discharge an Employee or Participant, or restrict the right of an Employee or Participant to terminate employment.

11.      AMENDMENT, TERMINATION, ADMINISTRATION, CONSTRUCTION AND SUCCESSORS

         11.01 Amendment. The Board of Directors of BellSouth Corporation, or its delegate, shall have the right it its sole discretion, to amend the Plan in whole or in part at any time and from time to time. In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature. Notwithstanding the foregoing, no modification or amendment shall be effective so as to decrease any benefits of a Participant unless the Participant consents in writing to such modification or amendment. Written notice of any material modification or amendment shall be given promptly to each Participant.

         11.02 TERMINATION. The Board of Directors of BellSouth Corporation may terminate the Plan without the consent of the Participants or Employees. Provided, however, in the event of a termination of the Plan by the Employer, the Participants will have those rights specified in Section 8.02e of the Plan.

         11.03 INTERPRETATION. As to the provisions of the Assignment, the Agreement and the Plan, the provisions of the Assignment shall control. As between the Agreement and the Plan, the provisions of the Agreement shall control.

         11.04 Successors. The terms and conditions of this Plan shall endure to the benefit of and bind the Employer, the Participant, their successors, assignees, and representatives. If, subsequent to the Effective Date of


January 1, 1998                       -14-
                  the Plan, substantially all of the stock or assets of the Employer are acquired by another corporation or entity or if the Employer is merged into, or consolidated with, another corporation or entity, then the obligations created hereunder shall be obligations of the acquirer or successor corporation or entity.

12.      PLAN ADMINISTRATION

         12.01 Individual Administrator. If the Plan Administrator is an individual, he shall act and record his actions in writing. Any matter concerning specifically such individual's own benefit or rights hereunder shall be determined by the Board of Directors of BellSouth Corporation or its delegate.

         12.02 Administrative Committee. If the Plan Administrator is a committee, or if any of the duties or responsibilities of the Plan Administrator are vested in a committee, action of the Plan Administrator may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Plan Administrator shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or other written direction on behalf of the Plan Administrator.

         12.03 Rights and Duties of the Plan Administrator. The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                  a.       to construe, interpret and administer the Plan;

                  b. to make determinations required by the Plan, and to maintain

                  c        records regarding Participants' benefits hereunder;

                  d. to compute and certify the amount and kinds of benefits payable to Participants, and to determine the time and manner in which such benefits are to be paid;

                  e.       to authorize all disbursements pursuant to the Plan;

                  f. to maintain all the necessary records of the administration of the Plan;


January 1, 1998                       -15-

                  f. to make and publish such rules and procedures for the regulation of the Plan as are not inconsistent with the terms hereof.

                  g. to designate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

                  h. to hire agents, accountants, actuaries, consultants and legal counsel to assist in operating ad administering the Plan.

                  The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of benefits, and its decisions on such matters shall be final and conclusive on all parties.

         12.04 BOND; COMPENSATION. The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder.

13.      CLAIMS PROCEDURE

         13.01 NAMED FIDUCIARY. The Plan Administrator is hereby designated as the named fiduciary under this Plan.

         13.02 CLAIMS PROCEDURES. Any controversy or claim arising out of or relating to this Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 9.02 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Employee can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Plan Administrator's receipt of the Employee's claim for benefits. If the Plan Administrator fails to notify the Employee of its decision regarding the claim, the claim shall be considered denied, and the Employee shall then be permitted to proceed with the appeal as provided in this Section.

                  An Employee who has been completely or partially denied a benefit shall be entitled to appeal this denial of his/her claim by filing a written statement of his/her position with the Plan Administrator no later than sixty (60) days after receipt of the written notification of such claim denial. The Plan Administrator shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and


January 1, 1998                       -16-
                  shall cite specific references to the pertinent Plan provisions on which the decision is based.

                  Following the review of any additional information submitted by the Employee, either through the hearing process or otherwise, the Plan Administrator shall render a decision on the review of the denied claim in the following manner:

                  a. The Plan Administrator shall make its decision regarding the merits of the denied claim within 60 days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Plan Administrator shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Employee prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

                  b. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.


January 1, 1998                       -17-

                                  Exhibit "A"
                   BellSouth Split-Dollar Life Insurance Plan
                                   Agreement


This Agreement is made effective as of January l' 1998, by and between the Employer and ______________ (the "Participant").

WHEREAS, the Employer and the Participant executed an agreement (the 'Prior Agreement') under the [BellSouth Corporation Executive life Insurance Plan] [BellSouth Corporation Senior Manager Ute Insurance Plan] (the Prior Plan): and

WHEREAS, the Prior Plan has been amended and restated as the BellSouth Split-Dollar Life Insurance Plan (the "Plan"): and

WHEREAS, in exchange for coverage under the Plan as amended and restated, the Participant consents and agrees to the tenT1S of the Plan, as amended and restated:

NO~ THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Participant hereby mutually covenant and agree as follows:

1. This Agreement shall constitute an amendment and restatement of the Prior Agreement and, as of the effective date of this Agreement, the Prior Plan and Prior Agreement shall be tent1inated and replaced by the Plan and this Agreement

2.       The Policy subject to this Agreement is Policy number
         ________________, issued by Pacific Life Insurance Company (the Replacement Policy, which replaces the Replaced Policy. As of the effective date of this Agreement, no further benefits will be provided to the Participant or Employer under the Replaced Policy, and such Policy will be canceled.

3 The Replaced Policy Cash Value shall be transferred directly to the Replacement Policy as of the effective date of this Agreement

4.       The Coverage Amount shall be $                               of
         [Single Life] [Survivorship] Coverage.

5        The Premium Payment Years shall be                         consecutive
         Policy Years.

6. For each Policy Year beginning after 1998, the total Policy premium for each year which is a Premium Payment Year shall be $
         ______________, and the Employer Premium shall equal such total Policy premium reduced by the Participant Premium payable by the Participant for such Policy Year.


January 1, 1998                       -18-

7. The Policy Owner for the Replacement Policy shall be the same as the Policy Owner for the Replaced Policy.

8. The Participant agrees to pay the Participant Premium contribution as specified in the Plan, and consents to paying such amount to the Employer through regular payroll (or retirement income) deductions.

9 The Participant has read and understands the provisions of the Plan, and agrees that all of the terms and conditions specified in the Plan are hereby incorporated by reference herein and form a part of this Agreement

10 Subject to the terms of the Plan, this Agreement shall not be amended or modified without the written consent of the Participant and the Employer.

11.      This Agreement shall be governed by the laws of the State of Georgia.



-----------------------------                ----------------------------------
Date                                         For the Employer



------------------------------               ----------------------------------
Date                                         Signature of Participant



                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                             Address of Participant


January 1, 1998                       -19-

This Assignment is made by the undersigned Policy Owner effective January 1, 1998.


DEFINITIONS:

ASSIGNEE:                                               BellSouth Corporation

PARTICIPANT:

POLICY OWNER:

INSURED(S):

INSURER:                                                Pacific life Insurance Company

POLICY:                                                 Policy #                   issued by the insurer

REPLACED POLICY:                                        Policy #                   issued by the Insurer

SPLIT-DOLLAR LIFE INSURANCE PLAN AGREEMENT (THE         That certain Agreement executed to be effective on
"AGREEMENT")                                            January 1, 1998, between the Participant and the
                                                        Assignee.

COVERAGE AMOUNT                                         That portion of the death benefit coverage under
                                                        the Policy equal to $_______________


January 1, 1998                       -20-

RECITALS:

1. The benefits provided to the Policy Owner under the Policy replace those previously provided under the Replaced Policy.

2. Under the Agreement, the Assignee has agreed to assist the Policy Owner in the payment of premiums on the Policy issued by the Insurer.

3. In consideration of such premium payments by the Assignee, the undersigned Policy Owner intends to grant the Assignee certain limited interests in the Policy.

THEREFORE, for value received, it is agreed:

1. ASSIGNMENT The Policy Owner hereby assigns, transfers, and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy and subject to the following tenT1S and conditions:

         a. the sole right to make withdrawals or borrow against the cash value of the Policy, as provided in Sections 8.02a, 8.02d, 8.02e and 8.03 of the Plan;

         b. the right to receive from the Insurer upon the death of the Insured(s) the proceeds of the Policy in excess of the Coverage Amount;

         c. the sole right to surrender all or a portion of the Policy and receive the surrender value thereof, as provided in Sections 8.02a, 8.02d, 8.02e and 8.03 of the Plan.

2. RETAINED RIGHTS. Except as expressly provided in Section 1, the Policy Owner retains all rights under the Policy including but not limited to:

         a.       the right to designate and change the beneficiary; and

         b. the right to elect any optional mode of settlement penT1itted by the Policy or Insurer, subject only to the Assignee's right in Section 1.(b).

3. AUTHORIZATION. For purposes of Sections 1 and 2, the signature of either the Assignee or the Policy Owner shall be sufficient Both the Assignee and the Policy Owner acknowledge that between themselves, they are bound by the limitations of this Assignment and that the Insurer will recognize the signature of either.


January 1, 1998                       -21-

4. INSURER. The Insurer is hereby authorized to recognize, and is fully protected in recognizing the claims of the Assignee to rights hereunder, without investigating the reasons for such action by the Assignee, or the validity or the amount of such claims, nor giving notice to the Policy Owner of such claims of rights or interest to exercise such rights. Insurer reserves the right to require signatures of both the Assignee and the Policy Owner to exercise any or all ownership rights, as is their normal procedure.

5. DEATH PROCEEDS. The Insurer shall pay to the Assignee that portion of the death benefit to which it is entitled. Payment by the Insurer of any or all of the death proceeds to the Assignee in reliance upon a signed authorization by any officer of the Assignee as to the share of death proceeds due it shall be a full discharge of the Insurer for such share and shall be binding on all parties claiming any interest in the Policy.

6. RELEASE OF ASSIGNMENT. Upon payment to the Assignee of those amounts due to it under the terms of the Agreement, the Assignee shall execute a written release of this Assignment to the Insurer who may then treat the Policy Owner of the Policy as the sole Policy Owner for all purposes.

7. ASSIGNMENT CONTROLS. In the event of any conflict between the provisions of this Assignment and provisions of the Agreement with respect to the Policy or rights of collateral assignment therein, the provisions of this Assignment shall prevail.

8. CANCELLATION OF REPLACED POLICY. The Policy Owner agrees that no further benefits will be provided under the Replaced Policy, and that benefits provided under the Policy are in lieu of the benefits previously provided under the Replaced Policy.


IN TESTIMONY WHEREOF, the Policy Owner has executed this Assignment to be effective January 1, 1998.


                                             ----------------------------------
                                             Signature of Policy Owner


                                             ----------------------------------
                                             Date


January 1, 1998                       -22-

                                   BELLSOUTH
                              EXECUTIVE LONG TERM
                    DISABILITY AND SURVIVOR PROTECTION PLAN

                             BELLSOUTH CORPORATION
                         EXECUTIVE LONG TERM DISABILITY
                                      AND
                            SURVIVOR PROTECTION PLAN


                               TABLE OF CONTENTS


                                                                                                      Page

Section 1         Definition...........................................................................1

Section 2         Disability Allowance.................................................................1

Section 3         Group Life Insurance Benefit........................................................10

Section 4         Medical Expense Benefit.............................................................11

Section 5         Claims and Appeals..................................................................11

Section 6         General Provision...................................................................11

                             BellSouth Corporation
                       Executive Long Term Disability and
                            Survivor Protection Plan


Section 1.        Definitions

1. "Plan" shall mean the BellSouth Corporation's Executive Long Term Disability and Survivor Protection Plan.

2. "Company" shall mean the BellSouth Corporation, a Georgia corporation, or its successors.

3. "Pension Plan" shall mean the BellSouth Personal Retirement Account Pension Plan.

4. "Disability Benefit Plan" shall mean the Company's Short Term Disability Plan and Long-Term Disability Plan.

5. "Supplemental Executive Retirement Plan" shall mean the BellSouth Supplemental Executive Retirement Plan.

6.       "Short Term Plan" shall mean the Company's Short Term Incentive Plan.

7. "Committee" shall mean the Employee's Benefit Committee, appointed by the Company, which shall administer the Plan.

8.       (a)      "Participant," for purposes of the disability allowance under section 2, shall mean an employee on the active rolls of the Company on or after the effective date of the plan and who holds a position that the Company's Board of Directors has designated to be within the Company's Executive Group.

         (b) "Participant," for purposes of the BellSouth Group Life Plan benefit under Section 3, shall mean a former employee of the Company who was a participant under a paragraph 8(a) above on the last day of employment, if such former employee is eligible to receive a disability allowance under Section 2, or is eligible to receive a Minimum Retirement Benefit under the Supplemental Executive Retirement Plan.

         (c)      "Participant," for purposes of the medical benefits under
                  Section 4, shall mean a former employee of the Company who was a participant under paragraph 8(a) above on the last day of employment, if such former employee is eligible to receive a Disability Allowance under Section 2.

         (d) For purposes of paragraphs 8(b), and 8(c), above, a former employee shall be considered to be eligible to receive Disability Allowance under Section 2 or a Minimum Retirement Benefit under the Supplemental Executive Retirement Plan if he has met the conditions specified in Section 2 or the Supplemental Executive

                  Retirement Plan, even though the receipt of other benefits by such former employee precludes his receipt of any benefits under Section 2 or the Supplemental Executive Retirement Plan.

9. "Term of Employment" shall have the same meaning as the meaning assigned to such expression in the Pension Plan.

10.      (a)      "Annual Basic Pay," shall mean the participant's annual base salary rate (including those amounts previously deferred pursuant to other plans) as determined by the Company on the last day the participant was on the active payroll plus an amount determined was on the active payroll plus an amount determined with reference to the Short Term Incentive Plan, but excluding all other payments and all cash payments and distributions made under the BellSouth Executive Long Term
                  Incentive Plan or Shareholder Return Cash Plan. The amount determined with reference to the Short Term Incentive Plan shall be the lesser of the participant's standard short term award in effect on the last day the participant was on the active payroll or 60% of the participant's annual base salary rate (including those amounts previously deferred pursuant to other plans) on the last day participant was on active payroll.

11.      The use of personal pronouns of the masculine and feminine genders.

Section 2.        Disability Allowance

1.       (a)      Participant shall be considered to be a "disabled" at any
                  time during the first twenty-six week period following the onset of a physical or mental impairment, if such impairment prevents the participant from meeting the performance requirements of the position held immediately preceding the onset of the physical or mental impairment.

         (b) A participant shall be considered to be "disabled" after the first twenty-six week period following the onset of a physical or mental impairment if such impairment prevents the participant from meeting the performance requirements of (1) the position held immediately preceding the onset of the physical or mental impairment, (2) a similar position, or (3) any appropriate potion within the Company which the participant would otherwise be capable of performing by reason of the participant's background and experience.

         (c) The Committee shall make the determination of whether a participant is disabled within the meaning of paragraphs (a) and (b) above and its determinations shall be final and conclusive.

2. A participant who is disabled during a period described in paragraph 1(a) shall be eligible to receive a monthly disability allowance equal to 100 percent of the participant's monthly base salary rate (including those amounts previously deferred pursuant to other plans) on the last day the participant was on the active payroll, reduced by any amounts described in paragraph 5(a) of this Section 2 which are attributable to the period for which benefits are provided under this paragraph.

3. A participant who is disabled during a period described in paragraph 1(b) shall, prior to his sixty-fifth birthday, be eligible to receive a monthly disability allowance equal to the greater of (i) sixty percent or (ii) the percentage determined by adding ten percentage points to participant's income replacement percentage under the basic Company-sponsored long-term disability coverage, of the participant's monthly base salary rate (including those amounts previously deferred pursuant to other plans) on the last day the participant was on the active payroll, reduced by any amounts described in paragraph 5(b) of this Section 2 which are attributable to the period for which benefits are provided under this paragraph.

4. A participant who is disabled during a period described in paragraph 1(b) shall commencing with his sixty-fifth birthday or the start of the period described in paragraph 1(b), if later, be eligible to receive a monthly disability allowance equal to the greater of:

         (ii) one and one-quarter percent of the participant's annual basic pay, as defined in paragraph 10 of Section 1, on the last day the participant was on the active payroll, or

         (ii) if the participant's term of employment has been five years or more, ninety percent of the sum of (a) the monthly pension the participant would have been entitled to receive commencing at age sixty-five under the Company's Pension Plan as in effect on the last day the participant was on the active payroll, but ignoring any minimum service requirements for eligibility to a service pension, if the period after the last day the participant's sixty-fifth birthday had been included in the participant's term of employment under the Pension Plan, plus (b) the monthly pension the participant would have been entitled to receive commencing at age 65 under the Supplemental Executive Retirement Plan as in effect on the last day the participant was on the active payroll, but ignoring any minimum service requirements for eligibility to a pension if the period after the last day the participant was on the active payroll and prior to the participant's sixty-fifth birthday had been included in the participant's term of employment under the Supplemental Executive Retirement Plan, reduced by any amounts described in paragraph 5(c) of this Section 2 which are attributable to the period for which benefits are provided under this paragraph.

5.       (a)      The disability allowance determined for any period under
                  paragraph 2 of this Section 2 shall be reduced by the sum of the following benefits received by the participant which are attributable to the period for which such disability allowance is provided; a service, deferred vested, or disability pension under the Pension Plan or the Supplemental
                  Executive Retirement Plan, a disability benefit under the disability benefit plan, any worker's compensation benefit, plus any other benefit payments required by law on account of the participant's disability.

                  However, no reduction shall be made on account of any pension under the Pension Plan or the Supplemental Executive Retirement Plan at a rate greater than the rate of such pension on the date the participant first received such pension after his disability.

         b) The disability allowance determined for any period under paragraph 3 of this Section 2 shall be reduced by the sum of the following benefits received by the participant which are attributable to the period for which such disability allowance is provided; a service, deferred vested, or disability pension under the Pension Plan or the Supplemental Executive Retirement Plan, a disability benefit under the disability benefit plan, any other retirement income payments from the Company, any worker's compensation benefit, plus any Social Security Insurance Benefit.

                  However, no reduction shall be made on account of any pension under the Pension Plan or the Supplemental Executive Retirement Plan at a rate greater than the rate of such pension on the date the participant first received such pension after his disability, and no reduction shall be made on account of any Social Security Benefit at a rate greater than the rate which the participant would have first been eligible to receive after his disability and as if no other member of his family were eligible for any Social Security Benefit.

                  Furthermore, the Board of Directors of the Company, in its discretion, may reduce the disability allowance by the amount of outside compensation or earnings of the participant for work performed by the participant during the period for which such disability allowance is provided.

         c) The disability allowance determined for any period under paragraph 4 of this Section 2 shall be reduced by the sum of the following benefits received by the participant which are attributable to the period for which such disability allowance is provided; a service, deferred vested, or disability pension under the Pension Plan or the Supplemental Executive Retirement Plan, a disability benefit under the disability benefit plan, any other retirement income payments from the Company, plus any worker's compensation benefit. However, no reduction shall be made on account of any pension under the Pension Plan or the Supplemental Executive Retirement Plan at a rate greater than the rate of such pension on the date the participant first received such pension after his disability.

6. For purposes of paragraphs 1(a) and 1(b) of this Section 2, the measurement of time following the onset of a physical or mental impairment shall coincide with the measurement of time used to calculate periods of disability benefits under the disability benefit plan. Successive periods of physical or mental impairment shall be counted together in computing the periods during which the participant shall be entitled to the benefits provided under paragraph 2 or paragraph 3 of this Section 2, except that any disability absence after the participant has been continuously engaged in the performance of duty for thirteen weeks shall be considered to commence a new period of physical or mental impairment under paragraph 1(a), so that such participant shall be entitled during such new period to the benefits provided under paragraph 2 of this Section 2.

7. With respect to a participant not subject to mandatory retirement at age 65 under the Age Discrimination in Employment Act (29 U.S.C. 6721 et. seq.), the period of eligibility for the disability allowance provided in paragraph 3 of this section 2 and the period of eligibility for the disability allowance provided in paragraph 4 of this section 2, shall be the period described in paragraph 3, and the period described in paragraph 4, respectively, or such other period as is required under the Age Discrimination in Employment Act or under any applicable governing regulations or interpretations thereunder.

Section 3         Group Life Insurance Benefit

A participant described in paragraph 8(b) of Section 1 who has not retired on a service or a disability pension under the Pension Plan, shall be entitled to the same rights and benefits under the BellSouth Group Life Plan as if the employee had retired on a service pension or a disability pension under the Pension Plan. Benefits provided by this section shall be in lieu of any other rights to continued coverage which a participant may have under the BellSouth Group Life Plan.

Section 4         Medical Expense Benefits

A participant described in paragraph 8(c) of Section 1 who has not retired on a service pension or a disability pension under the Pension Plan, shall be entitled to the same rights and benefits under the Company's medical plan and dental plan as an employee who retired on a service pension or a disability pension under the Pension Plan.

Section 5         Claims and Appeals

Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Committee. Any person whose claim under the Plan has been denied may, within 60 days after receipt of notice of denial, submit to the Compensation Committee of the Company's Board of Directors a written request for review of the decision denying the claim. The Compensation Committee of the Company's Board of Directors shall determine conclusively for all parties all questions arising in the administration of the Plan.

Section 6.  General Provisions

1.       The Plan shall be effective on January 1, 1984.

2. The rights of the participant or his spouse to benefits under the Plan shall not be subject to assignment or alienation.

3. All costs of providing the benefits under the Plan shall be charged to the operating expense accounts of the Company when and as paid.

4. The Company may from time to time make changes in the Plan and the Company may terminate the Plan. In addition, the Company's senior human resources officer with the concurrence of the Company's general counsel shall be authorized to make minor or administrative changes to the Plan, as well as changes dictated by the requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. Such changes or termination shall not affect the rights of any participant or surviving spouse, without his consent, to any benefit under the Plan to which such participant or surviving spouse may have previously become entitled as a result of a disability, death or termination of employment which occurred prior to the effective date of such change or termination.

5. In the case of accident resulting in injury to or death of a participant which entitles the participant or his surviving spouse to benefits under the Plan, the participant or his surviving spouse may elect to accept such benefits or to prosecute such claims at law as the participant or the surviving spouse may have against the Company. If election is made to accept the benefits under the Plan, such election shall be in writing and shall release the Company from all claims and demands which the participant or his surviving spouse may have against it, otherwise than under this Plan or under any other Plan maintained by the Company, on account of such accident. The Committee, in its discretion, may require that election described above shall release any other company connected with the accident, including any company participating in the Pension Plan. The right of the Participant to a disability allowance under Section 2 of the Plan shall lapse if election to accept such benefits, as above provided, is not made within sixty days after injury, or within such greater time as the Committee shall, by resolution duly entered on its records, fix for the making of such election.

6. Should claim other than under this Plan or under any other plan maintained by the Company be presented or suit brought against the Company, against any other company participating in the Pension Plan or against any other company for which arrangements have been made, directly or indirectly, for interchange of benefit obligations, as described in the Pension Plan, for damages on account of injury or death of a participant, nothing shall be payable under this Plan on account of such injury or death as provided in paragraph 7 of this
         Section 6; provided however, that the Committee may, in its discretion and upon such terms as it may prescribe waive this provision if such claims be withdrawn or if such suit be discontinued.

7. In case any judgment is recovered against the company or any settlement is made of any claim or suit on an account of the injury or death of a participant, and the total amount which would otherwise have been payable under the Plan and under any other Plan maintained by the Company is greater than the amount paid on account of such judgment or settlement, the lessor of (1) difference between such two amounts, or (2) the amount which would otherwise have been payable under this Plan, may in the discretion of the committee, be distributed to the beneficiaries who would have received benefits under the Plan.

8. All benefits provided under the Plan with respect to a participant shall be forfeited and canceled in their entirely if the participant, without the consent of the Company and while employed by the Company or after termination of such employment, becomes associated with, becomes employed by or renders services to or owns interest in any business (other than as a shareholder with a non-substantial interest in such business) that is competitive with the Company or with any business with which a subsidiary or affiliated company has a substantial interest, as determined by the Committee. All benefits provided under the Plan with respect to a participant shall be forfeited and canceled in their entirety if the participant is discharged by the Company for cause or the participant engages in misconduct in connection with the participant's employment.

                                   EXHIBIT C

CINGULAR WIRELESS BLS EXECUTIVE TRANSITION SUPPLEMENTAL LIFE INSURANCE PLAN

1. Section 1 "Purpose" shall be restated as follows: "The purpose of the Cingular Wireless BLS Executive Transition Supplemental Life Insurance Plan is to provide an insurance arrangement under which Cingular Wireless LLC and its subsidiaries and affiliates can assist key employee in acquiring and financing life insurance coverage. The Cingular Wireless BLS Executive Transition Supplemental Life Insurance Plan is intended as a follow on and continuation of the BellSouth Supplemental Life Insurance Plan, as such Plan was in effect as of December 23, 2001. The terms of the BellSouth Supplemental Life Insurance Plan in effect on December 23, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."
2. All references in the Plan to BellSouth Corporation shall be deemed to reference to Cingular Wireless.
3. Eligibility and Participation. Participation in the Plan shall be limited to those former executives who (a) were eligible to participate in the BellSouth Supplemental Life Insurance Plan, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless LLC on or before December 31, 2001 and (c) are identified by name as eligible to continue participation in this Plan on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the plans.
4. Section 2.01 "Coverage Amount" means the existing coverage levels as set forth in the BellSouth Supplemental Life Insurance Plan's Participant's Policy in effect at the employee's contribution to Cingular Wireless. Increased coverage levels will not be available under the Cingular Wireless BLS Executive Transition Supplemental Life Insurance Plan pursuant to
    Section 4.02.
5. Section 2.06 "Employer" means Cingular Wireless LLC and any subsidiary or affiliate of Cingular Wireless LLC that is authorized by Cingular Wireless to participate in the Plan.
6. Section 2.14 "Plan" means the Cingular Wireless BLS Executive Transition Supplemental Life Insurance Plan.
7. Section 2.15 "Plan Administrator" means the Senior Vice President -- Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 9, the Senior Vice President -- Human Resources shall be authorized to modify or terminate the plan at any time.
8. Section 4.02 "Promotions" shall be restated as follows: "No additional coverage amounts will be provided with respect to promotions or any other event."
9.  Section 7.02 is amended to insert Cingular's address in the place of
    BellSouth's: Glenridge Highlands Two, Suite 760 Executive Director-Executive Benefits, 5565 Glenridge Connector, Atlanta, GA 30342.
10. Any references to the Board of Directors of BellSouth Corporation shall be deemed to be a reference to the Board of Directors/Strategic Review Committee of Cingular Wireless Corporation.

CINGULAR WIRELESS BLS EXECUTIVE TRANSITION SPLIT DOLLAR LIFE INSURANCE PLAN

1. Section 1. "Purpose" shall be restated as follows: "The purpose of the Cingular Wireless BLS Executive Transition Split-Dollar Life Insurance Plan is to provide a split-dollar insurance arrangement under which Cingular Wireless LLC and its subsidiaries and affiliates can assist key employee in acquiring and financing life insurance coverage. The Cingular Wireless BLS Executive Transition Split-Dollar Life Insurance Plan is intended as a follow on and continuation of the BellSouth Split-Dollar Life Insurance Plan, as such Plan was in effect as of December 23, 2001. The terms of the BellSouth Split-Dollar Life Insurance Plan in effect on December 23, 2001, except as herein amended, are incorporated by reference and made a part of the Plan."

2. All references in the Plan to BellSouth Corporation shall be deemed to be a reference to Cingular Wireless LLC.

3. Eligibility and Participation. Participation in the Plans shall be limited to those former executives who (a) were eligible to participate in the BellSouth Split-Dollar Life Insurance Plan, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless LLC on or before December 31, 2001, and (c) are identified by name as eligible to continue participation in this Plan on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the plan.

4. Section 2.07 "Employer" means Cingular Wireless LLC and any subsidiary or affiliate of Cingular Wireless LLC that is authorized by Cingular Wireless to participate in the Plan.

5. Section 2.17 "Plan" means the Cingular Wireless BLS Executive Transition Split-Dollar Life Insurance Plan. The remaining provisions of Section 2.17 of the BellSouth Split-Dollar Life Insurance Plan remain in effect.

6. Section 2.18 "Plan Administrator" means the Senior Vice President - Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 11, the Senior Vice President - Human Resources shall be authorized to modify or terminate the plan at any time.

7. Coverage levels will be based on existing coverage levels as set forth in the BellSouth Split Dollar Life Insurance Plan Agreement in effect at the employee's contribution to Cingular Wireless.

8.       Section 7.02 is amended to insert Cingular's address in the place of
         BellSouth's: Glenridge Highlands Two, Suite 760 Executive Director-Executive Benefits, 5565 Glenridge Connector, Atlanta, GA 30342

9. Any references to the Board of Directors of BellSouth Corporation shall be deemed to be a reference to the Board of Directors/Strategic Review Committee of Cingular Wireless Corporation.

CINGULAR WIRELESS BLS EXECUTIVE TRANSITION LONG TERM DISABILITY PLAN

1. Section 1.1 "Plan" shall be mean: The Cingular Wireless BLS Executive Transition Long Term Disability Plan. The purpose of this plan is to provide supplemental disability coverage to the group disability plan. The Cingular Wireless BLS Executive Transition Long Term Disability Plan is intended as a follow on and continuation of the BellSouth Corporation Executive Long Term Disability and Survivor Protection Plan, as such Plan was in effect as of December 31, 2001. The terms of the BellSouth Corporation Executive Long Term Disability and Survivor Protection Plan in effect on December 31, 2001, except as herein amended, are incorporated by reference and made a part of the Plan.

2. Any reference to BellSouth Corporation shall be deemed to reference Cingular Wireless LLC. Any reference to BellSouth shall be deemed to reference Cingular Wireless.

3. Section 1.2 "Company" shall be amended to insert Cingular Wireless in the place of BellSouth Corporation.

4.       Section 1.3 "Pension Plan" shall mean the Cingular Wireless Pension
         Plan.

5. Section 1.5 "Supplemental Executive Retirement Plan" shall mean the BellSouth Supplemental Executive Retirement Plan.

6. Section 1.6 "Short Term Plan" shall mean short term incentive awards granted under the comparable Cingular Wireless plan, if any.

7. Section 1.7 "Committee" shall be amended to mean the Cingular Wireless Benefit Committee appointed by the Senior Vice President - Human Resources.

8. Eligibility and Participation. Participation in the plan shall be limited to those former BLS executives who (a) previously participated in BellSouth Corporation Executive Long Term Disability and Survivor Protection Plan, (b) were contributed to Cingular Wireless as part of the formation of Cingular Wireless on or before December 31, 2001, and
         (c) are specifically identified on Appendix B, hereto. No other Cingular Wireless employees are eligible to participate in or receive benefits from the Cingular Wireless BLS Executive Transition Long Term Disability Plan.

9. Section 1.10 "Annual Basic Pay" shall be amended to replace the BellSouth Executive Long Term Incentive Plan with the comparable Cingular Wireless plan, if any, and to delete any reference to the Shareholder Return Cash Plan.

10. Section 2.5(b) The Board of Directors shall mean the Cingular Wireless Board of Directors.

11. The Plan shall be administered by the Senior Vice President - Human Resources of the Employer and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder. Pursuant to Section 6.4, the Senior Vice President - Human Resources shall be authorized to modify or terminate the plan at any time.